EXHIBIT 10.6

AMENDMENT TO OPTION AND LICENSE AGREEMENT
BETWEEN
THE UNIVERSITY OF SOUTHERN CALIFORNIA
AND
BIOKEYS PHARMACEUTICALS, INC.

          THIS AMENDMENT (this “Amendment”) is made this 21st day of April, 2003 by and between the UNIVERSITY OF SOUTHERN CALIFORNIA, (hereinafter “USC”), a California nonprofit corporation with its principal place of business at University Park, Los Angeles, California 90089 and, and BioKeys Pharmaceuticals, Inc., a Delaware corporation, with its principal place of business at 9948 Hibert Street, Suite 100, San Diego, California 92131 (hereinafter “BPI”).

          WHEREAS USC and BPI entered into an Option and License Agreement dated August 17, 2000 (the “Option and License Agreement”), for the purpose of developing technology for potential commercialization;

          WHEREAS, the parties desire to amend the Option and License Agreement to restate certain terms.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, USC and BPI hereby agree as follows:

          1.     To amend the Option and License Agreement such that the text of Section 2 c. shall be deleted and replaced with the following:

          ““FIELD OF USE” shall mean drugs to treat Human Papillomavirus (HPV) infections, HIV infections, HIV/HPV coinfections and drug delivery for other human therapeutic uses”.

          2.     To amend the Option and License Agreement such that the text of Section 5 c. shall be deleted and replaced with the following:

          “The Licensee will pay product milestone payments. The milestone payments on each PRODUCT will be [omitted pursuant to a request for confidential treatment] Dollars ($[omitted pursuant to a request for confidential treatment]) commencing when each drug candidate in product development enters Phase I human clinical trials; [omitted pursuant to a request for confidential treatment] Dollars ($[omitted pursuant to a request for confidential treatment]) when each drug candidate in product development reaches Phase II human clinical trials, [omitted pursuant to a request for confidential treatment] Dollars ($[omitted pursuant to a request for confidential treatment]) when each drug candidate in product development reaches Phase III human clinical trials and [omitted pursuant to a request for confidential treatment] Dollars ($[omitted pursuant to a request for confidential treatment]) when each drug candidate in product development has received market approval from the FDA or other government regulatory agency. Milestone payments are to be paid within sixty (60) days of achievement of each milestone.”

          3.     To amend the Option and License Agreement such that the text of Section 7 a. shall be deleted and replaced with the following:

          “During the course of this Agreement, USC shall file, prosecute and maintain the PATENTS. Should Licensee require e filing of foreign patents, Licensee shall inform USC in writing and USC shall take responsibility for filing, prosecuting and maintaining said foreign patents. USC will inform outside patent counsel that copies of all correspondence related to the filing, prosecution and maintenance of the PATENTS will be sent to Licensee at the same time such correspondence is sent to USC. Licensee shall have the right, at its sole expense, to confer with outside patent counsel concerning the filing, prosecution and maintenance of the PATENTS. However, all instructions to outside patent counsel concerning the filing, prosecution and maintenance of the PATENTS shall be the sole responsibility of USC.”

          4.     To amend the Option and License Agreement such that the text of Section 7 c. shall be deleted and replaced with the following:

          “On or before April 15, 2002, Licensee shall pay to USC all of the unpaid reimbursable patent expenses incurred by USC and included in the invoice dated February 18, 2003 sent to and received by Licensee, in the amount of [omitted pursuant to a request for confidential treatment] ($[omitted pursuant to a request for confidential treatment]).”

          5.     All other provisions of the Option and License Agreement are unchanged and therefore, remain in full force and effect.

          6.     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives.

UNIVERSITY OF SOUTHERN CALIFORNIA		BIOKEYS PHARMACEUTICALS, INC.

By:	/s/ Dennis F. Dougherty	By:	/s/ Nicholas J. Viria

Name:	Dennis F. Dougherty	Name:	Nicholas J. Viria

Title:	Sr. V.P., Admin.	Title:	CEO

Date:	5/30/03	Date:	04/21/03

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